UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): June 17, 2026

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On June 15, 2026, The Macerich Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J. P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BMO Capital Markets Corp., TD Securities (USA) LLC, and Scotia Capital (USA) Inc., in their capacities as underwriters (together, in such capacities, the “Underwriters”), Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, in their capacities as forward sellers (together, in such capacities, the “Forward Sellers”), and Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC, in their capacities as forward purchasers (together, in such capacities, the “Forward Purchasers”), relating to the offer and sale of an aggregate of 14,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Forward Sellers in connection with the forward sale agreements described below. The Company granted the Underwriters a 30-day option to purchase up to an additional 2,100,000 shares of Common Stock. Upon any exercise of such option, the Company expects to enter into additional forward sale agreements (“Additional Forward Sale Agreements”) with the Forward Purchasers in respect of the number of Shares sold by the Forward Purchasers (or their respective affiliates) in connection with the exercise of such option. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Sellers.

On June 15, 2026, in connection with the initial offering of 14,000,000 shares, the Company and the Forward Purchasers entered into separate letter agreements (the “Forward Sale Agreements”). At the Company’s request, the Forward Sellers borrowed from third parties and sold to the Underwriters an aggregate of 14,000,000 shares of Common Stock in connection with the execution of the Forward Sale Agreements. The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of Common Stock upon one or more such physical settlements no later than June 16, 2027. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash settle or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, the Company may not receive any proceeds, and the Company may owe cash or shares of Common Stock to the Forward Purchasers.

The Forward Sale Agreements provide for an initial forward price of $23.12325 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Company will contribute the net proceeds it receives upon the settlement of the Forward Sale Agreements (and any Additional Forward Sale Agreements) to The Macerich Partnership, L.P. (the “Operating Partnership”) to the Operating Partnership in exchange for securities of the Operating Partnership that have economic interests substantially similar to those of the Common Stock. The Operating Partnership intends to use the net proceeds to fund future acquisition opportunities and for general corporate purposes. Pending such use, the Operating Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts.

The Shares were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-273707), which became effective upon filing with the Securities and Exchange Commission on August 4, 2023, and a prospectus supplement dated June 15, 2026.

On June 17, 2026, the Company closed the offering. The foregoing description of the Underwriting Agreement and the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this Current Report on Form 8-K.

A copy of the legal opinion of the Company’s counsel, Venable LLP, relating to the legality of the Shares is attached hereto as Exhibit 5.1 and is incorporated herein by reference and into the Registration Statement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of June 15, 2026, by and among The Macerich Company and Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J. P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BMO Capital Markets Corp., TD Securities (USA) LLC, and Scotia Capital (USA) Inc., in their capacities as underwriters, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, in their capacities as forward sellers, and Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC, in their capacities as forward purchasers.

1.2*	Form of Master Forward Confirmation Letter, dated June 15, 2026.

5.1*	Opinion of Venable LLP regarding the legality of the shares offered.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: DANIEL E. SWANSTROM II

June 17, 2026	/s/ Daniel E. Swanstrom II
Senior Executive Vice President,
Chief Financial Officer and Treasurer